ARTICLES OF INCORPORATION
                                       OF
                      SUPER BOAT INTERNATIONAL PRODUCTIONS, INC.


     The  undersigned   Incorporators  to  these  Articles  of  hereby  total  a
corporation under the laws of the state of


                                    ARTICLE I
                                      NAME

     The name of this Corporation shall be SUPER BOAT PRODUCTIONS, INC.

                                   ARTICLE. II
                               NATURE OF BUSINESS

     The Corporation may engage ,in any activity or business permitted under the laws of the united states and a! the State of Florida.

                                   ARTICLE III
                               TERM OF EXISTENCE

     The Corporation shall exist perpetually.

                                   ARTICLE IV
                                  CAPITAL STOCK

     The maximum number of shares of stock that this Corpration is authorized to have outstanding at any ono time is 100 she es of common stock having a $1.00 pox value.


                                    ARTICLE V
                                  VOTING RIGHT

     Except as otherwise provided by law, the entire vot g power for the election o? Directors and for all other purposes shall 1 be vested exclusively in the holders of the outstanding common char s.


                                   ARTICLE VI
                                PREEMPTIVE RIGHTS

     Every shareholder. upon the sale of any new st Corporation of the same kind. class or aeries as that whit holds$ shall have the right to purchase his pro-rate share nearly as may be done without issuance at fractional price at which it to otter(R)d to others.

                                   ARTICLE VII
                                     ADDRESS

     The initial street address of the corporation's, principal office in the state of Florida shall be:

                   Super Boat International Productions, Inc.
                                1323 20th Terrace
                               Key west, rl. 33040



                                  ARTICLE VIII
                                REGISTERED AGENT

     The registered Agent of this Corporation shall be:

                         Hugh it, Papy, Attorney at Law
                                1214 Laird Street
                               Key Went, Fl. 33040

     I hereby certify that I am familiar with and accept the duties and responsibilities as Registered Agent for said corporation.

                                                                /s/ Hugh R. Papy
                                                                ----------------
                                                   Hugh R. Papy, Attorney at Law
                                                                Registered Agent

                                   ARTICLE IX
                                INITIAL DIRECTORS

     This corporation shall have one (i) Director initially. The number of Directors may increase or diminish from time to time by By-Laws adapted by the stockholders, but shall never be less that one (1).

     The name and address of the initial Director(s) of this corporation is as follows:

John Carbonell
323 20tH Terrace
Key West, Fl. 33040

                                    ARTICLE X
                                  INCORPORATORS

     The name(s) and addresses) of the person(s) signing these Articles of incorporation is:

John Carbonell
1323 20th Terrace
Key West, Fl. 33oao

                                   ARTICLE XI
                                   AMENDMENT

     These Articles of Incorporation may be amended in the manner provided by law.

                                  ARTICLE XII
                                    BY-LAWS

     The power to adopt, alter, amend or repeal the By-laws shall be vested in the Board of Directors and the Shareholders.

                                 ARTICLE XIII
                                INDEMNIFICATION

     The Corporation shall indemnify any Officer or Director, or any former Officer or Director, to the full extent permitted by law.


     IN  WITNESS   WHEREOF  the  undersigned  has  executed  these  Articles  of incorporation this 15th day of April, 1996.

                                                              /s/ John Carbonell
                                                              ------------------
                                                                  John Carbonell



STATE 0V FLORIDA )
                 ) SS:
COUNTY OF MONROE )

     BEFORE ME, a Notary Public, authorized to take acknowledgements in the State and County as aforesaid, personally appeared JOHN CARBONELL, who is personally known to me, or who has produced identifications, and who, after being duly sworn, executed the foregoing Articles of Incorporation, and has acknowledged before me that he executed those Articles of Incorporation.

     IN WITNESS WHEREOF', I have hereunto set my hand and affixed my official seal, in the State and County aforesaid, this 15th day of April, 1996.

                                                         /s/ Patricia A. Dentone
                                                         -----------------------
                                                 Notary Public, State of Florida



My Commission Expires:

                    [SEAL]